AMENDMENT
                             DATED AUGUST 27, 2007,
                                     TO THE
                       DISTRIBUTION PLAN - A-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED NOVEMBER 5, 2001,
                                   AS AMENDED

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                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - A-CLASS SHARES

RYDEX SERIES FUNDS

      Nova Fund
      Inverse S&P 500 Strategy Fund
      OTC Fund
      Inverse OTC Strategy Fund
      Mid-Cap 1.5x Strategy Fund
      Russell 2000(R) 1.5x Strategy Fund
      Government Long Bond 1.2x Strategy Fund
      Inverse Government Long Bond Strategy Fund
      U.S. Government Money Market Fund
      Europe 1.25x Strategy Fund
      Japan 1.25x Strategy Fund
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      Inverse Mid-Cap Strategy Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Russell 2000(R) Strategy Fund
      Strengthening Dollar 2x Strategy Fund
      Weakening Dollar 2x Strategy Fund
      Banking Fund
      Basic Materials Fund
      Biotechnology Fund
      Commodities Strategy Fund
      Consumer Products Fund
      Electronics Fund
      Energy Fund
      Energy Services Fund
      Financial Services Fund
      Health Care Fund
      Internet Fund
      Leisure Fund
      Precious Metals Fund
      Retailing Fund
      Real Estate
      Technology Fund

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      Telecommunications Fund
      Transportation Fund
      Utilities Fund
      Sector Rotation Fund
      Multi-Cap Core Equity Fund
      Absolute Return Strategies Fund
      Hedged Equity Fund
      Market Neutral Fund
      S&P 500 Fund
      Russell 2000(R) Fund
      Essential Portfolio Moderate Fund
      Essential Portfolio Conservative Fund
      Essential Portfolio Aggressive Fund
      Managed Futures Strategy Fund
      High Yield Strategy Fund
      Inverse High Yield Strategy Fund
      INTERNATIONAL ROTATION FUND

                          ADDITIONS ARE NOTED IN BOLD.

DISTRIBUTION FEES

      Distribution Services......................twenty-five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.